UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.86 per share	RELI	The NASDAQ Capital Market
Series A Warrants to purchase shares of Common Stock, par value $0.86 per share	RELIW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 7, 2025, Reliance Global Group, Inc. (the “Company”) filed articles of amendment (the “Amendment”) to its articles of incorporation, as amended, with the Florida Secretary of State. The Amendment had the effect of increasing the total number of authorized shares of the Company’s common stock, $0.086 par value per share, from 117,647,058 to 2,000,000,000. The Amendment had no effect on the number of authorized shares of preferred stock. Accordingly, following the filing of the Amendment, effective February 7, 2025, the Company’s authorized capital stock consisted of 2,750,000,000 shares, representing (i) 2,000,000,000 shares of common stock, and (ii) 750,000,000 shares of preferred stock.

The Amendment was approved by the Company’s Board of Directors on October 2, 2024, and by the Company’s stockholders on December 31, 2024.

The foregoing description of the Amendment is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto at Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Articles of Amendment to Articles of Incorporation, as Amended, effective February 7, 2025.
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: February 13, 2025	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer